UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2012

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 485-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.

Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 1, 2012, the Board of Directors of Astrotech Corporation (“Astrotech”) approved a waiver of Astrotech’s Code of Ethics and Business Conduct to the extent necessary to allow Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech, to purchase shares of Astrotech common stock, no par value, (“Common Stock”) in one or more transactions (collectively, the “Acquisitions”).  Any Acquisitions will be disclosed publicly through filings with the Securities and Exchange Commission.

Item 8.01.

Other Events.

On November 1, 2012, the Board of Directors of Astrotech agreed to waive certain restrictive provisions of Astrotech’s Rights Agreement, dated July 29, 2009, between Astrotech and American Stock Transfer & Trust Company, LLC, as Rights Agent (as amended, the “Rights Plan”), in order to allow a Mr. Pickens to consummate the Acquisitions without triggering the operative provisions of the Rights Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

Date: November 5, 2012	By:	/s/ Carlisle Kirkpatrick
Carlisle Kirkpatrick
Chief Financial Officer